Exhibit 99.1
Tim Donahue
President and Chief Executive Officer
July 15, 2005
Nextel Partners, Inc.
4500 Carillon Point
Kirkland, Washington 98033
Attention: Donald Manning, Corporate Secretary
Ladies & Gentlemen:
     I hereby resign from my position as a Director of Nextel Partners, Inc., effective immediately before my successor designee under the Nextel-Nextel Partners shareholders agreement is elected.
     I take this action in light of Nextel Partners’ Board’s recommendation that Nextel Partners shareholders exercise their put rights upon compleation of our pending merger with a Sprint subsidiary.

Very truly yours,
/s/ Timothy M. Donahue
Timothy M. Donahue

cc: John Chapple,
      Chairman and Chief Executive Officer
      Nextel Partners, Inc.
Nextel Communications, Inc.
2001 Edmund Halley Drive Reston, VA 20191